INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in Registration Statement No. 33-19180 of Analysts International Corporation on Form S-8 of our report on the financial statements of the Analysts International Corporation Savings and Investment Plan, dated September 14, 2000, appearing in this Annual Report on Form 11K filed under cover of Form 10-K/A of Analysts International Corporation for the year ended June 30, 2000.



/s/ Deloitte & Touche LLP



Minneapolis, Minnesota
October 18, 2000